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                                                                   Exhibit 10.25


                              FIRST AMENDMENT TO
                            ESI EXCESS SAVINGS PLAN


      This First Amendment to ESI Excess Savings Plan is hereby adopted by ITT Educational Services, Inc. effective as of October 1, 2000.

                                   Recitals
                                   --------

      A. ITT Educational Services, Inc. ("ESI") adopted the ESI Excess Savings Plan (the "Plan") in June of 1998.

      B. ESI now wishes to amend the Plan.


                                   Amendment
                                   ---------

      Effective October 1, 2000, Subsection 3.02(a) of the Plan is amended to read as follows:


      (a)  Any Eligible Employee who has met the eligibility requirements of
      Section 2.01 as of the beginning of a calendar year and who wishes to have Salary Deferrals credited to his Deferral Account in that calendar year must, prior to the beginning of that calendar year, execute an irrevocable Salary Reduction Agreement for the Plan year, authorizing Salary Deferrals under this Plan in accordance with the provisions of this Section. If an individual first becomes an Eligible Employee after the beginning of a calendar year, that Eligible Employee may, within 30 days of the later of the date on which he first becomes an Eligible Employee or October 1, 2000, execute an irrevocable Salary Reduction Agreement for the remainder of the calendar year, authorizing Salary Deferrals under this Plan in accordance with the provisions of this Section. A Salary Reduction Agreement made pursuant to the preceding sentence shall apply only to the Eligible Employee's compensation earned after the date on which he executes the Salary Reduction Agreement. Notwithstanding any other provision of the Section, Salary Deferrals will not be credited on behalf of a Participant with respect to a particular calendar year until the Participant's Basic Savings under the Savings Plan for the calendar year have been suspended due to the Statutory Limitations. Salary Deferrals shall be credited to the Participant's Account at the same time they would have been credited to his Account under the Savings Plan if not for the application of the Statutory Limitations.
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          This First Amendment to the ESI Excess Savings Plan is executed on behalf of ITT Educational Services, Inc. by its duly authorized officer on this 25th day of September, 2000.



                                  By  /s/ Joseph B. Rainier
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                                      Signature

                                         Joseph B. Rainier
                                      ---------------------------------
                                      Printed Name

                                         VP Dir. HR
                                      ---------------------------------
                                      Title